CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

      (1) That it previously had filed a registration statement on Form F-6 (Registration No. 333-88080), which the Commission declared effective with terms of deposit identical to the terms of deposit of this registration statement.

      (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                              Citibank, N.A., as Depositary


                                              By: /s/ Frettra M. Miller
                                                  ------------------------------
                                                  Name:  Frettra M. Miller, Esq.
                                                  Title: Senior Vice President
                                                         and Associate General
                                                         Counsel